UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

Reed’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices and zip code)

Not applicable
(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 11, 2009 Reed’s, Inc., a Delaware corporation (the “Company”), entered into an engagement letter agreement with Source Capital Group, Inc. (the “Placement Agent”), which was subsequently amended on February 17, 2010 (as amended, the “Placement Agent Agreement”), and pursuant to which the Placement Agent agreed to serve as exclusive placement agent for the Company in connection with a proposed offering of its securities.

On February 18, 2010, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the "Purchasers"), pursuant to which the Company agreed to sell an aggregate of 277,359 units (the “Units”), at a price of $1.70 per Unit.  Each Unit is comprised of one share of common stock, par value $0.001 per share (the “Common Stock”), and one warrant entitling the holder thereof to purchase approximately 0.3 of a share of Common Stock (each a “Warrant”, collectively the "Warrants").

Subject to certain limitations, from the closing until the date that is the one year anniversary of the closing, each Purchaser with a subscription amount of at least $125,000 shall have the right to participate in a subsequent financing by the Company. Subject to certain ownership limitations, the Warrants are exercisable at a price of $2.10 per share of Common Stock for a period of five years commencing six months from the closing date of the offering.  An aggregate of 83,208 shares of Common Stock are issuable upon exercise of the Warrants.  The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustments in the case of a subsequent rights offering by the Company, stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The Warrants may be exercised on a cashless basis if at the time of exercise there is no effective registration statement covering the shares of Common Stock underlying the Warrants.

The Units, the shares of Common Stock and Warrants underlying the Units, and the shares of Common Stock issuable upon exercise of the Warrants are being offered and will be issued and sold pursuant to the Company’s effective shelf registration statements on Form S-3 (Registration No. 333-159298 and Registration No. 333-164965) and the related prospectus supplement dated February 18, 2010 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  The closing of the offering is expected to take place on or about February 22, 2010, subject to the satisfaction of customary closing conditions.

The net proceeds from the sale of the Units, after deducting the Placement Agent’s fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the offering, are expected to be approximately $433,789.  The Company intends to use the net proceeds from the offering for general corporate purposes.

A copy of the opinion of counsel to the Company relating to the legality of the issuance and sale of the shares of Common Stock and the Warrants comprising the Units and shares of Common Stock issuable upon exercise of the Warrants is annexed hereto as Exhibit 5.1.

The foregoing description of the terms of the Securities Purchase Agreement, Warrants and Placement Agent Agreement does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the full text of such documents which are annexed hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

A copy of the press release announcing the offering is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REED’S INC.

Dated: February 22, 2010.	By:	/s/ James Linesch
		Name:	James Linesch
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Form of Securities Purchase Agreement, dated February 18, 2010, by and between Reed’s, Inc. and the purchaser(s) listed on the signature pages thereto.

4.2	Form of Common Stock Purchase Warrant.

5.1	Opinion of Qashu & Schoenthaler LLP.

10.1	Engagement Letter Agreement, dated September 11, 2009, by and between Reed’s, Inc. and Source Capital Group, Inc.

10.2	Engagement Letter Amendment, dated February 17, 2010, by and between Reed’s, Inc and Source Capital Group, Inc.

23.1	Consent of Qashu & Schoenthaler LLP.

99.1	Press Release, dated February 18, 2010.